TERMINATION AGREEMENT

     This Termination Agreement (the “Agreement”), dated effective the 29th day of February 2016, (the “Effective Date”) is by and between Crosby Enterprises, Inc., a Washington corporation (hereinafter referred to as the “Service Provider”), and White Mountain Titanium Corporation, a Nevada corporation (hereinafter referred to as the “Company”).

Recitals:

     A. On or about December 21, 2015, the Company entered into an Investor Relations Services Agreement dated December 21, 2015, with the Service Provider to provide investor relations services to the Company (the “IR Services Agreement”).

     B. The Service Provider is owned and controlled by Howard Crosby, who served as a director of the Company through March 7, 2016.

     C. In connection with his resignation as a director, he and the Company have agreed to mutually terminate the IR Services Agreement.

     NOW, THEREFORE, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Service Provider and the Company hereby agree as follows.

     1. Termination of IR Services Agreement. The Service Provider and the Company hereby mutually terminate the IR Services Agreement as of the Effective Date. The Service Provider and the Company waive the requirement for 30 days’ prior notice of the termination under Section 2 of the IR Services Agreement. Those provisions that by their nature are intended to survive termination or expiration of the IR Services Agreement shall so survive, including, but not limited to, Sections 9, 11, and 13, which are incorporated hereby by this reference.

     2. Accrued Fees. Any fees or reimbursable amounts accrued but unpaid through the Effective Date are to be paid by the Company as soon as excess operating funds are reasonably available, but not later than one year from the Effective Date. No interest shall accrue on any unpaid fees. Notwithstanding the foregoing, the accrued but unpaid fees shall be subordinate to any senior indebtedness of the Company incurred now or in the future.

     3. Waiver of Defaults. Each of the parties to the IR Services Agreement hereby waives any prior defaults of the other party under the terms of the IR Services Agreement.

     IN WITNESS WHEREOF, each of the parties hereto, thereunto duly authorized, has executed this Termination Agreement the respective day and year set forth below.

COMPANY:	White Mountain Titanium Corporation

Date: March 31, 2016	By	/s/ Michael P. Kurtanjek
Michael P. Kurtanjek, Interim CEO

SERVICE PROVIDER:	Crosby Enterprises, Inc.

Date: March 31, 2016	By	/s/ Howard M. Crosby
Howard M. Crosby, President